UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2016

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 26, 2016, Seattle Genetics, Inc. (the “Company”) entered into a Tenth Amendment (the “Amendment”) to the Development and Supply Agreement dated February 23, 2004 between the Company and AbbVie Inc. (the successor in interest to Abbott Laboratories’ research-based pharmaceuticals business) (“AbbVie”) relating to the manufacture of the antibody component of ADCETRIS (as previously amended to date, the “Supply Agreement”). Among other things, the Amendment extends the term of the Supply Agreement from August 22, 2021 through and including December 31, 2025, with an automatic one-year extension of the term unless either party provides written notice of termination.

In addition, the Company and AbbVie are parties to an antibody-drug conjugate collaboration agreement, as further described in our other reports we have filed with the Securities and Exchange Commission.

The foregoing is only a brief description of the material terms of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company will be requesting confidential treatment for certain terms of the Amendment, which will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Dated: December 27, 2016	By:	/s/ Clay B. Siegall Clay B. Siegall President and Chief Executive Officer